Exhibit 10.70

August 11, 2009

Polar Capital Group, LLC

584 Broadway Suite 1206

New York, NY 10012

Attn: Jon Brod, Manager

Polar News Company, LLC

584 Broadway Suite 1206

New York, NY 10012

Attn: Jon Brod, Manager

Re: Accrual of Interest on AOL LLC / Patch Media Corporation Merger Consideration Payable to Polar News Company, LLC

Ladies and Gentlemen:

Reference is hereby made to that certain Agreement and Plan of Merger, dated as of May 30, 2009, by and among AOL LLC, a Delaware limited liability company (“Parent”), Pumpkin Merger Corporation, a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), Patch Media Corporation, a Delaware corporation (the “Company”), and Jon Brod, in his capacity as the Stockholders’ Agent (as the same may be amended, supplemented, modified and/or restated from time to time, the “Merger Agreement”). Capitalized terms used and not otherwise defined herein shall have the meaning ascribed to such terms in the Merger Agreement.

Pursuant to the terms of the Merger Agreement, following the Closing, Polar News Company, LLC (“Polar News”) was entitled to receive $5,307,171.82 (the “Polar News Merger Consideration”), $530,902.31 of which was to be placed in the Escrow Fund and governed by the terms of the Merger Agreement and the Escrow Agreement. As a result of its economic interest in Polar News, Polar Capital Group, LLC (“Polar Capital”) was entitled to receive $4,567,171.82 (the “Polar Capital Merger Consideration”) of the Polar News Merger Consideration, less $456,902.31 (which represents Polar Capital’s pro rata share of the amount to be placed in the Escrow Fund on behalf of Polar News).

Reference is hereby made to that certain side letter agreement, dated as of June 10, 2009, by and among Parent, Polar Capital and Polar News (the “Side Letter”). Pursuant to the Side Letter, a portion of the Polar Capital Merger Consideration, equal to $4,110,269.51, was retained by Parent in lieu of distribution to Polar Capital (such amount, the “Retained Amount”). The Retained Amount represents the Polar Capital Merger Consideration net of the escrow withholding.

This letter is being delivered to document our mutual understanding with respect to the accrual of interest on the Retained Amount. From and after payment of the Retained Amount to Parent by the Paying Agent, the Retained Amount shall accrue interest in the same manner and at the same rate that the Escrow Amount shall accrue interest pursuant to the terms of the Merger Agreement and the Escrow Agreement. The terms of the Side Letter shall continue to apply to the Retained Amount and shall also apply to any interest accrued thereon.

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Please indicate receipt of this letter agreement and acceptance of its terms and conditions by signing in the space provided below and returning to Parent an original signed copy of this letter.

AOL LLC

By:	/S/ IRA PARKER
Name:	Ira Parker
Title:	EVP & General Counsel

Acknowledged and Agreed:

The Polar Capital Group, LLC

By:
Name:	Jon Brod
Title:	Manager

Polar News Company, LLC

By:
Name:	Jon Brod
Title:	Manager

Please indicate receipt of this letter agreement and acceptance of its terms and conditions by signing in the space provided below and returning to Parent an original signed copy of this letter.

AOL LLC

By:
Name:
Title:

Acknowledged and Agreed:

The Polar Capital Group, LLC

By:	/S/ JON BROD
Name:	Jon Brod
Title:	Manager

Polar News Company, LLC

By:	/S/ JON BROD
Name:	Jon Brod
Title:	Manager